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                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C. 20549

                                   _______________

                                       FORM 8-A

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                       PURSUANT TO SECTION 12(b) OR (g) OF THE
                           SECURITIES EXCHANGE ACT OF 1934


                              Merrill Lynch & Co., Inc.
                            -----------------------------
                (Exact name of registrant as specified in its charter)


       Delaware                                          13-2740599
    --------------                                     -------------
(State of incorporation or organization)               (I.R.S. Employer
                                                      Identification No.)


              World Financial Center
              North Tower
              250 Vesey Street
              New York, New York                                      10281
         -----------------------------                              ---------
(Address of principal executive offices)                           (Zip Code)

If this Form relates to the          If this Form relates to the
registration of a class of           registration of a class of
debt securities and is               debt securities and is to
effective upon filing pursuant       become effective
to General Instruction A(c)(1)       simultaneously with the
please check the following           effectiveness of a concurrent
box.  /X/                            registration statement under the Securities
                                     Act of 1933 pursuant to General Instruction
                                     A(c)(2) please check the following box. / /

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class                  Name of each exchange on which
to be so registered                  each class is to be registered
-------------------                  ------------------------------

Nikkei 225 Market Index Target-      New York Stock Exchange
Term Securities-SM- due June __,
2002




Securities to be registered pursuant to Section 12(g) of the Act:

                                         None
--------------------------------------------------------------------------------
                                   (Title of class)


SM "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.


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Item 1.  DESCRIPTION OF REGISTRANT'S NOTES TO BE REGISTERED.

         The description of the general terms and provisions of the Nikkei 225 Market Index Target-Term Securities SM ("MITTS-Registered Trademark-") due June __, 2002 to be issued by Merrill Lynch & Co., Inc. (the "Notes") set forth in the Preliminary Prospectus Supplement dated April 28, 1997, and the Prospectus dated April 28, 1997, attached hereto as Exhibit 99 (A) are hereby incorporated by reference and contain certain proposed terms and provisions. The description of the Notes contained in the Prospectus Supplement to be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, under Registration Statement Number 333-13649 which will contain the final terms and provisions of the Notes, including the maturity date of the Notes, is hereby deemed to be incorporated by reference into this Registration Statement and to be a part hereof.

Item 2.  EXHIBITS.

    99 (A) Preliminary Prospectus Supplement dated April 28, 1997, and Prospectus dated April 28, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

    99 (B)    Form of Note.

    99 (C) Copy of Indenture between Merrill Lynch & Co., Inc. and The Chase Manhattan Bank, formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*

         Other securities issued by Merrill Lynch & Co., Inc. are listed on the New York Stock Exchange.

                                      SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       MERRILL LYNCH & CO., INC.


                                       By:  /s/ Gregory T. Russo
                                           -------------------------
                                            Gregory T. Russo
                                                 Secretary

Date:   May 28, 1997


____________________

"MITTS" is a registered service mark and "Market Index Target-Term Securities" is a service mark owned by Merrill Lynch & Co., Inc.

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549










                              MERRILL LYNCH & CO., INC.








                                       EXHIBITS
                                          TO
                             FORM 8-A DATED MAY 28, 1997


















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                                  INDEX TO EXHIBITS
                                  -----------------


EXHIBIT NO.                                           PAGE NO.
----------                                            -------

99 (A)   Preliminary Prospectus Supplement dated
         April 28, 1997, and Prospectus dated
         April 28, 1997 (incorporated by reference to registrant's filing pursuant to Rule 424 (b)).

99 (B)   Form of Note.

99 (C)   Copy of Indenture between Merrill Lynch &
         Co., Inc. and The Chase Manhattan Bank,
         formerly Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), dated as of April 1, 1983, as amended and restated.*



________________________

* Exhibit 99 (C) is incorporated by reference from Exhibit (3) to Registrant's Registration Statement on Form 8-A dated July 20, 1992.


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